Exhibit 99.1

For Immediate Release	Contact:	Ralph A. Beattie
972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS THIRD QUARTER 2009 RESULTS
DALLAS — (BUSINESS WIRE) — November 4, 2009 — Capital Senior Living Corporation (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the third quarter of 2009. Company highlights for the third quarter include:
Financial Highlights
•	Revenues were $48.1 million in the third quarter of 2009 compared to $47.7 million in the third quarter of 2008.
•	Adjusted EBITDAR was $14.3 million in the third quarter of 2009, compared to $14.6 million in the prior year period.
•	Adjusted EBITDAR margin was 29.8 percent compared to 30.5 percent in the third quarter of the prior year.
•	Net income was $0.8 million or $0.03 per diluted share in the third quarter of 2009 compared to net income of $1.2 million or $0.05 per diluted share in the third quarter of 2008.
•	Adjusted CFFO was $3.3 million or $0.13 per diluted share in the third quarter of 2009, versus $4.2 million or $0.16 per diluted share in the third quarter of 2008.
Operational Highlights
•	Average physical occupancy rate for 58 stabilized communities was 87 percent.
•	Operating margins (before property taxes, insurance and management fees) were 47 percent in stabilized independent and assisted living communities.
•	At communities under management, excluding three communities undergoing conversions, same-store revenue increased 0.5 percent versus the third quarter of 2008 as a result of a 2.8 percent increase in average monthly rent. Same-community expenses decreased 1.5 percent and net income increased 3.6 percent from the comparable period of the prior year.

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“We are happy to achieve a 140 basis point occupancy gain in our communities during the quarter,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Quarter-ending occupancies improved 80 basis points at our independent living communities and 200 basis points at our assisted living communities. Our strategy of providing affordable quality housing and care to seniors in well-located communities is yielding results. The cost reduction programs we have implemented at the corporate and property levels, along with steady increases in average monthly rents, are resulting in margin improvement. Our operating platform, disciplined management approach and strong financial position enable us to capitalize on opportunities and maximize shareholder value through growth and profitability.”
OPERATING AND FINANCIAL RESULTS
For the third quarter of 2009, the Company reported revenue of $48.1 million, compared to revenue of $47.7 million in the third quarter of 2008. Resident and healthcare revenue decreased from the third quarter of the prior year by approximately $0.4 million despite an increase of 2.2 percent in average monthly rents. The number of consolidated communities remained at 50 in both periods. Financial occupancy of the consolidated portfolio averaged 83.9 percent in the third quarter of 2009 with an average monthly rent of $2,550 per occupied unit. In the month of September, financial occupancy of the consolidated portfolio was 84.4 percent versus 83.2 percent in the month of June, an improvement of 120 basis points in three months. Excluding three communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 85.3 percent in the third quarter of 2009.
Revenue under management was $55.7 million in the third quarter of 2009, equal to the third quarter of 2008. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned in joint ventures and communities owned by third parties that are managed by the Company. There were 66 communities under management in the third quarter of 2009 compared to 65 communities under management in the third quarter of 2008. Two joint venture developments have opened since the third quarter of last year and one management agreement has expired.
Operating expenses for the third quarter of 2009 decreased by $0.6 million from the third quarter of 2008. As a percentage of resident and healthcare revenue, operating expenses were 62.4 percent in the third quarter of 2009 compared to 63.2 percent in the third quarter of 2008, an improvement of 80 basis points.
General and administrative expenses of $2.5 million were approximately equal to the third quarter of 2008 and $0.9 million below the second quarter of 2009. While nearly all expense categories are trending lower, the greatest improvement from the second quarter relates to the net cost of medical benefits. The Company is self-insured for the costs of employee and dependent medical benefits and purchases stop-loss protection on an individual and aggregate basis. The Company’s new benefit year began in July and both payroll deductions and employee co-payments were increased to mitigate the costs of higher claims. As a percentage of revenue under management, general and administrative expenses were 4.4 percent in the third quarter of 2009.

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Facility lease expenses were $6.5 million in the third quarter of 2009, approximately $0.2 million higher than the third quarter of 2008, primarily reflecting increases in contingent rent on 25 leased communities.
Depreciation and amortization expense increased $0.2 million from the third quarter of the prior year as a result of capital improvements at certain of the Company’s owned and leased facilities.
Adjusted EBITDAR for the third quarter of 2009 was approximately $14.3 million, compared to $14.6 million in the third quarter of 2008. Adjusted EBITDAR margin was 29.8 percent for the period.
Interest expense was $3.0 million in the third quarter of 2009, slightly less than the second quarter of 2008, reflecting lower debt due to principal amortization.
The Company reported income before taxes of approximately $1.3 million in the third quarter of 2009 compared to a pre-tax profit of approximately $2.0 million in the third quarter of 2008.
The Company’s provision for income taxes in the third quarter of 2009 was $0.5 million, approximately 40 percent of pre-tax income. The Company is impacted by the recently-enacted Texas Margin Tax which effectively imposes a tax on modified gross revenues for communities operated in Texas. Approximately one-third of the Company’s consolidated communities are in the state of Texas.
The Company reported net income of $0.8 million or $0.03 per diluted share in the third quarter of 2009 versus net income of $1.2 million or $0.05 per diluted share in the third quarter of 2008. Adjusted CFFO was $3.3 million or $0.13 per diluted share in the third quarter of 2009 versus $4.2 million or $0.16 per diluted share in the third quarter of 2008.
For the first nine months of 2009, the Company produced revenue of $143.3 million, compared to revenue of $145.3 million in the first nine months of 2008. Revenue declined $2.2 million due to the Company’s decision to cease new development and its consequent development fee income. This fee income significantly impacted year-over-year comparisons of EBITDAR, net income and CFFO.
Adjusted EBITDAR for the first nine months of 2009 was $42.5 million, compared to $43.7 million for the first nine months of 2008. The Company earned net income of $2.0 million in the first nine months of 2009 compared to net income of $3.9 million in the first nine months of 2008. CFFO was $10.9 million, or $0.42 per diluted share, in the first nine months of 2009 compared to $12.0 million, or $0.45 per diluted share, in the first nine months of 2008.

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CAPITAL OVERVIEW AND FINANCING
The Company ended the quarter with $28.4 million of cash and cash equivalents and $2.2 million of restricted cash. The restricted cash represents collateral for letters of credit which are used in place of security deposits with a lessor. The interest earned on the restricted cash is approximately equal to the cost of the letters of credit.
As of September 30, 2009 the Company financed its 25 owned communities with mortgage debt totaling $183.2 million at fixed interest rates averaging 6.1 percent. With the exception of one mortgage of $4.7 million which matured in September of 2009, the next closest maturity is July of 2015. The Company is discussing an extension with the lender on the loan which matured.
Capital expenditures for the quarter were approximately $2.6 million, representing $1.3 million of investment spending and $1.3 million of recurring Capex. Through the first nine months of 2009, the Company has spent $3.0 million of recurring Capex. If annualized, this rate of spending would equal approximately $600 per unit.
Q309 CONFERENCE CALL INFORMATION

The Company will host a conference call with senior management to discuss the Company’s third quarter 2009 financial results. The call will be held on Thursday, November 5, 2009 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-1391, confirmation code 7364056. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 5, 2009 at 2:00 p.m. Eastern Time, until November 13, 2009 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 7364056. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.
ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.
The Company currently operates 66 senior living communities in 23 states with an aggregate capacity of approximately 9,800 residents, including 40 senior living communities which the Company owns or in which the Company has an ownership interest, 25 leased communities and one community it manages for a third party. Resident capacities in the communities operated by the Company indicate that 69 percent of residents live independently, 24 percent of residents require assistance with activities of daily living and 7 percent of residents live in continuing care retirement communities.

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The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted CFFO, adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,417	$25,880
Restricted cash	2,165	—
Accounts receivable, net	4,449	3,809
Accounts receivable from affiliates	521	1,152
Federal and state income taxes receivable	465	2,364
Deferred taxes	1,052	1,052
Assets held for sale	354	354
Property tax and insurance deposits	7,890	8,632
Prepaid expenses and other	3,398	5,930

Total current assets	48,711	49,173
Property and equipment, net	302,373	305,881
Deferred taxes	9,929	11,062
Investments in joint ventures	6,626	7,173
Other assets, net	14,779	14,831

Total assets	$382,418	$388,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,859	$1,920
Accrued expenses	13,532	13,661
Current portion of notes payable	9,683	12,026
Current portion of deferred income	6,482	6,174
Customer deposits	1,387	1,593

Total current liabilities	32,943	35,374
Deferred income	17,574	20,056
Notes payable, net of current portion	174,780	177,541
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value: Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value: Authorized shares — 65,000; issued and outstanding shares 26,851 and 26,679 in 2009 and 2008, respectively	272	267
Additional paid-in capital	131,328	130,426
Retained Earnings	26,455	24,456
Treasury stock, at cost — 350 shares in 2009	(934)	—

Total shareholders’ equity	157,121	155,149

Total liabilities and shareholders’ equity	$382,418	$388,120

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Resident and health care revenue	$42,801	$43,224	$127,950	$128,795
Unaffiliated management services revenue	18	52	54	140
Affiliated management services revenue	692	1,011	1,992	4,180
Community reimbursement revenue	4,603	3,430	13,298	12,151

Total revenues	48,114	47,717	143,294	145,266
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	26,718	27,320	78,707	80,191
General and administrative expenses	2,456	2,405	8,820	9,733
Facility lease expense	6,502	6,319	19,441	18,774
Stock-based compensation expense	282	293	902	786
Depreciation and amortization	3,334	3,143	9,862	9,258
Community reimbursement expense	4,603	3,430	13,298	12,151

Total expenses	43,895	42,910	131,030	130,893

Income from operations	4,219	4,807	12,264	14,373
Other income (expense):
Interest income	18	140	56	363
Interest expense	(2,967)	(3,066)	(8,871)	(9,172)
(Loss) gain on sale of assets	—	—	—	596
Other income (expense)	(14)	75	59	227

Income before provision for income taxes	1,256	1,956	3,508	6,387
Provision for income taxes	(506)	(754)	(1,509)	(2,449)

Net income	$750	$1,202	$1,999	$3,938

Per share data:
Basic net income per share	$0.03	$0.05	$0.07	$0.15

Diluted net income per share	$0.03	$0.05	$0.07	$0.15

Weighted average shares outstanding — basic	26,221	26,396	26,251	26,362

Weighted average shares outstanding — diluted	26,351	26,705	26,339	26,667

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q3 09	Q3 08	Q3 09	Q3 08	Q3 09	Q3 08
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	3,926	3,926	3,503	3,503
Leased	25	25	3,715	3,775	3,104	3,152
Joint Venture communities (equity method)	15	13	1,995	1,602	1,654	1,367
Third party communities managed	1	2	148	294	115	239

Total	66	65	9,784	9,597	8,376	8,261
Independent living			6,753	6,656	5,695	5,670
Assisted living			2,376	2,286	2,063	1,973
Continuing Care Retirement Communities			655	655	618	618

Total			9,784	9,597	8,376	8,261
II. Percentage of Operating Portfolio
Consolidated communities
Owned	37.9%	38.5%	40.1%	40.9%	41.8%	42.4%
Leased	37.9%	38.5%	38.0%	39.3%	37.1%	38.2%
Joint venture communities (equity method)	22.7%	20.0%	20.4%	16.7%	19.7%	16.5%
Third party communities managed	1.5%	3.1%	1.5%	3.1%	1.4%	2.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Independent living			69.0%	69.4%	68.0%	68.6%
Assisted living			24.3%	23.8%	24.6%	23.9%
Continuing Care Retirement Communities			6.7%	6.8%	7.4%	7.5%

Total			100.0%	100.0%	100.0%	100.0%
Selected Operating Results
I. Owned communities
Number of communities	25	25
Resident capacity	3,926	3,926
Unit capacity	3,503	3,503
Financial occupancy (1)	85.8%	86.9%
Revenue (in millions)	20.7	20.4
Operating expenses (in millions) (2)	11.5	11.8
Operating margin	44%	42%
Average monthly rent	2,299	2,247
II. Leased communities
Number of communities	25	25
Resident capacity	3,715	3,775
Unit capacity	3,104	3,152
Financial occupancy (1)	81.7%	84.3%
Revenue (in millions)	22.2	22.7
Operating expenses (in millions) (2)	12.3	12.7
Operating margin	45%	44%
Average monthly rent	2,830	2,761
III. Consolidated communities
Number of communities	50	50
Resident capacity	7,641	7,701
Unit capacity	6,607	6,655
Financial occupancy (1)	83.9%	85.7%
Revenue (in millions)	42.9	43.1
Operating expenses (in millions) (2)	23.8	24.5
Operating margin	45%	43%
Average monthly rent	2,550	2,491
IV. Communities under management
Number of communities	66	65
Resident capacity	9,784	9,597
Unit capacity	8,376	8,261
Financial occupancy (1)	80.7%	84.9%
Revenue (in millions)	55.7	55.7
Operating expenses (in millions) (2)	30.6	30.9
Operating margin	45%	45%
Average monthly rent	2,720	2,636
V. Same Store communities under management (excluding 3 communities with conversions)
Number of communities	60	60
Resident capacity	8,707	8,707
Unit capacity	7,519	7,519
Financial occupancy (1)	85.3%	87.3%
Revenue (in millions)	52.9	52.7
Operating expenses (in millions) (2)	28.2	29.0
Operating margin	47%	45%
Average monthly rent	2,716	2,643
VI. General and Administrative expenses as a percent of Total Revenues under Management
Second Quarter (3)	4.4%	6.6%
First Six Months (3)	5.3%	6.1%
VII. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Total fixed rate debt	183,212	186,688
Weighted average interest rate	6.1%	6.1%
(1) — Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.
(2) — Excludes management fees, insurance and property taxes.
(3) — 2008 — Excludes due diligence costs which were written off when a potential acquisition was terminated and costs incurred to avoid a proxy contest.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Adjusted EBITDAR
Net income from operations	$4,219	$4,807	$12,264	$14,373
Depreciation and amortization expense	3,334	3,143	9,862	9,258
Stock-based compensation expense	283	293	903	786
Facility lease expense	6,502	6,319	19,441	18,744
Unusual legal/proxy costs	—	2	—	180
Write-off of Hearthstone acquisition costs	—	—	—	375

Adjusted EBITDAR	$14,338	$14,564	$42,470	$43,716

Adjusted EBITDAR Margin
Adjusted EBITDAR	$14,338	$14,564	$42,470	$43,716
Total revenues	48,114	47,717	143,294	145,266

Adjusted EBITDAR margin	29.8%	30.5%	29.6%	30.1%

Adjusted net income and net income per share
Net income	$750	$1,202	$1,999	$3,938
Unusual legal/proxy costs, net of tax	—	1	—	111
Write-off of Hearthstone acquisition costs, net of tax	—	—	—	231
Asset held for sale impairment, net of tax	—	—	—	83
Loss (gain) on sale of assets, net of tax	—	—	—	(421)

Adjusted net income	$750	$1,203	$1,999	$3,942

Adjusted net income per share	$0.03	$0.05	$0.08	$0.15

Diluted shares outstanding	26,351	26,705	26,339	26,667

Adjusted CFFO and CFFO per share
Net cash provided by operating activities	$5,096	$5,159	$16,472	$13,176
Changes in operating assets and liabilities	(1,268)	(419)	(4,022)	(33)
Recurring capital expenditures	(505)	(505)	(1,515)	(1,515)
Unusual legal/proxy costs, net of tax	—	1	—	111
Write-off of Hearthstone acquisition costs, net of tax	—	—	—	231

Adjusted CFFO	$3,323	$4,236	$10,935	$11,970

Adjusted CFFO per share	$0.13	$0.16	$0.42	$0.45

Diluted shares outstanding	26,351	26,705	26,339	26,667

Adjusted pretax income
Pretax income as reported	$1,256	$1,956	$3,508	$6,387
Unusual legal/proxy costs	—	2	—	180
Write-off of Hearthstone acquisition costs	—	—	—	375
Asset held for sale impairment	—	—	—	134
Loss (gain) on sale of assets	—	—	—	(680)

Adjusted pretax income	$1,256	$1,958	$3,508	$6,396

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